Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Keishi High, Investor Relations Officer
817-367-4640
Keishi.High@OmniAmerican.com

OmniAmerican Bancorp, Inc. Announces
First Quarter 2014 Results and Declares Quarterly Dividend

Fort Worth, Texas — May 2, 2014 - OmniAmerican Bancorp, Inc. (NASDAQ: OABC), the holding company for OmniAmerican Bank, today announced earnings for the quarter ended March 31, 2014. The financial information contained herein at and for the quarter ended March 31, 2014 is unaudited.

First Quarter 2014 Highlights

•
OABC reported net income of $1.5 million for the first quarter of 2014 compared to net income of $1.9 million for the first quarter of 2013. This is a decrease of $404,000, or 20.9 percent. On a per share basis, first quarter 2014 earnings were $0.14 per diluted share compared to $0.18 per diluted share for the first quarter of 2013.

•
The primary contributor to the decrease in net income was a $2.4 million decrease in noninterest income. This decrease was primarily attributable to decreases of $1.4 million in net gains on sales of investments, $603,000 in net gains on sales of loans, and $345,000 in net gains on sales of premises and equipment. The decrease in net income due to a decrease in noninterest income was partially offset by increases due to a $1.1 million increase in net interest income, a $689,000 decrease in noninterest expense, and a $376,000 decrease in income tax expense.

•
Loans, net of the allowance for loan losses and deferred fees and discounts, decreased $29.4 million, or 3.6 percent, during the first quarter of 2014, to $795.5 million at March 31, 2014 from $824.9 million at December 31, 2013. This decrease was primarily attributable to a $30.5 million decrease in indirect automobile loans resulting from the previously announced discontinuation of our indirect lending program.

•
Deposits increased $19.0 million, or 2.3 percent, during the quarter ended March 31, 2014, to $832.6 million at March 31, 2014 from $813.6 million at December 31, 2013. The increase in deposits reflected an $11.1 million increase in noninterest-bearing demand deposits which included a $10.1 million increase in commercial deposits. In addition, increases in interest-bearing demand deposits of $3.5 million, money market deposits of $2.7 million, and savings deposits of $2.3 million were primarily due to organic deposit growth in the bank’s 14 branches. These increases were partially offset by a $557,000 decrease in certificates of deposit.

•
Total assets for OABC remained relatively unchanged at $1.39 billion as of March 31, 2014 and December 31, 2013. Securities classified as available for sale increased $34.0 million, while loans, net of the allowance for loan losses and deferred fees and discounts decreased $29.4 million and cash and cash equivalents decreased $3.0 million.

•	OmniAmerican announced that it will merge with Southside Bancshares, Inc., creating the ninth-largest bank based on deposits headquartered in Texas.

Additionally, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.05 per share. The cash dividend is payable on June 6, 2014 to all shareholders of record as of the close of business on May 16, 2014.

“OmniAmerican continues our commitment to our strategic goals of commercial and mortgage loan growth. The growth in commercial deposits is attributed to our investment in a strong commercial team, and we expect loan growth to follow,” said Tim Carter, president and CEO of OmniAmerican Bank and OABC. “Our core earnings remained strong in the first quarter of 2014. Our earnings for the quarter reflected an increase in net interest income and a reduction in operating expenses, including an eight percent decrease in salaries and benefits costs. Our consistent growth, disciplined expense management, and sustained community commitment has positioned us well to continue meeting the needs of our customers, and I am excited about what the planned merger will mean for our ability to achieve our strategic objectives.”

Financial Condition as of March 31, 2014 Compared with December 31, 2013

Total assets remained relatively unchanged at $1.39 billion as of March 31, 2014 and December 31, 2013. Securities available for sale increased $34.0 million, while loans, net of the allowance for loan losses and deferred fees and discounts decreased $29.4 million and cash and cash equivalents decreased $3.0 million.

Cash and cash equivalents decreased $3.0 million, or 18.6 percent, to $12.9 million at March 31, 2014 from $15.9 million at December 31, 2013. This decrease was primarily due to $53.7 million in cash used to purchase investment securities available for sale, $36.2 million in cash used to originate loans, and a $23.3 million net decrease in Federal Home Loan Bank advances, during the quarter ended March 31, 2014. These decreases were partially offset by increases in cash due to loan principal repayments of $51.9 million, a net increase in deposits of $19.0 million, principal repayments and maturities of securities of $15.3 million, proceeds from the sales of loans of $11.3 million, and proceeds from the sales of securities available for sale of $6.4 million.

Securities classified as available for sale increased $34.0 million, or 7.9 percent, to $464.8 million at March 31, 2014 from $430.8 million at December 31, 2013. The increase in securities classified as available for sale is primarily attributable to purchases of securities available for sale of $53.7 million and a decrease in unrealized losses of $2.4 million during the quarter ended March 31, 2014, partially offset by decreases due to principal repayments and maturities of $15.3 million, the sales of securities available for sale of $6.2 million, and the amortization of net premiums on investments of $630,000.

Loans, net of the allowance for loan losses and deferred fees and discounts, decreased $29.4 million, or 3.6 percent, to $795.5 million at March 31, 2014 from $824.9 million at December 31, 2013. The decrease in loans is primarily attributable to a $30.5 million decrease in indirect automobile loans resulting from the discontinuation of our indirect lending program in October 2013.

Deposits increased $19.0 million, or 2.3 percent, to $832.6 million at March 31, 2014 from $813.6 million at December 31, 2013, primarily due to an $11.1 million increase in noninterest-bearing demand deposits. The increase in noninterest-bearing deposits included a $10.1 million increase in commercial deposits which resulted primarily from our efforts to deepen our commercial relationships. Interest-bearing demand deposits increased $3.5 million, money market deposits increased $2.7 million, and savings deposits increased $2.3 million, primarily due to organic growth in the bank’s 14 branches. These increases in deposits were partially offset by a $557,000 decrease in certificates of deposit.

Federal Home Loan Bank advances decreased $23.3 million, or 6.4 percent, to $338.7 million at March 31, 2014 from $362.0 million at December 31, 2013. The decrease in Federal Home Loan Bank advances was attributable to scheduled maturities of $88.3 million, partially offset by advances of $65.0 million during the quarter ended March 31, 2014.

Stockholders’ equity increased $3.2 million, or 1.5 percent, to $210.3 million at March 31, 2014 from $207.1 million at December 31, 2013. The increase in stockholders’ equity was primarily due to increases resulting from a decrease in unrealized losses on available for sale securities of $2.4 million ($1.6 million after tax), net income of $1.5 million, share-based compensation expense of $425,000, and ESOP compensation expense of $213,000 during the quarter ended March 31, 2014. These increases were partially offset by a decrease due to dividends declared of $573,000.

Asset Quality as of March 31, 2014 Compared with December 31, 2013

Non-performing assets decreased $216,000, or 4.0 percent, to $5.2 million, or 0.37 percent of total assets, as of March 31, 2014, from $5.4 million, or 0.39 percent of total assets, as of December 31, 2013. This decrease was primarily due to the repayment of a non-performing commercial business loan in March 2014 with a balance of $417,000 at December 31, 2013.

Operating Results for the Three Months Ended March 31, 2014 Compared with the Three Months Ended March 31, 2013

Net income decreased $404,000, or 20.9 percent, to $1.5 million, or $0.14 per diluted share, for the quarter ended March 31, 2014 from $1.9 million, or $0.18 per diluted share, for the quarter ended March 31, 2013.

Net interest income increased $1.1 million, or 12.1 percent, to $10.1 million for the quarter ended March 31, 2014 from $9.0 million for the quarter ended March 31, 2013. Total interest income increased $727,000, or 6.6 percent, to $11.8 million for the quarter ended March 31, 2014 from $11.1 million for the quarter ended March 31, 2013, partially due to an 11.7 percent increase in the average balance of interest-earning assets, partially offset by an 18 basis point decrease in the average yield on interest-earning assets. Total interest expense decreased $358,000, or 17.2 percent, to $1.7 million for the three months ended March 31, 2014 from $2.1 million for the three months ended March 31, 2013, primarily due to a 21 basis point decrease in the average rate paid on interest-bearing liabilities, partially offset by an 11.7 percent increase in the average balance of interest-bearing liabilities.

The provision for loan losses increased $150,000, or 30.0 percent, to $650,000 for the quarter ended March 31, 2014 from $500,000 for the quarter ended March 31, 2013. The provision for loan losses is charged to operations to bring the allowance for loan losses to a level that reflects management’s best estimate of the losses inherent in the loan portfolio. The increase in the provision for loan losses was primarily due to an increase in net chargeoffs and growth in the loan portfolio. Net chargeoffs increased $149,000, to $627,000, or 0.31 percent of average loans outstanding, for the quarter ended March 31, 2014 from $478,000, or 0.25 percent of average loans outstanding, for the quarter ended March 31, 2013. Total loans receivable increased $54.4 million, or 7.3 percent, to $798.4 million at March 31, 2014 from $744.0 million at March 31, 2013. Impaired loans decreased $8.9 million, or 40.0 percent, to $13.3 million at March 31, 2014 from $22.2 million at March 31, 2013. Non-performing loans totaled $3.3 million, or 0.41 percent of total loans at March 31, 2014, compared to $8.4 million, or 1.13 percent of total loans, at March 31, 2013. The allowance for loan losses as a percentage of non-performing loans increased to 196.06 percent at March 31, 2014 from 82.49 percent at March 31, 2013. The allowance for loan losses to total loans receivable ratio decreased to 0.81 percent at March 31, 2014 from 0.93 percent at March 31, 2013.

Noninterest income decreased $2.4 million, or 41.0 percent, to $3.5 million for the quarter ended March 31, 2014 from $5.9 million for the quarter ended March 31, 2013, primarily due to decreases of $1.4 million in net gains on sales of investments, $603,000 in net gains on sales of loans, and $345,000 in net gains on sales of premises and equipment. The decrease in net gains on sales of investments is attributable to sales of $6.2 million of investment securities for a gain of $259,000 in the quarter ended March 31, 2014, while $44.5 million of investment securities were sold for a gain of $1.7 million in the quarter ended March 31, 2013. The decrease in net gains on sales of loans resulting primarily from a decrease in the volume of loans sold to 67 loans sold in the first quarter of 2014 from 144 loans sold in the first quarter of 2013. The decrease in net gains on sales of premises and equipment resulted primarily from a $344,000 gain recognized on the sale of land adjacent to one of our branch locations during the quarter ended March 31, 2013.

Noninterest expense decreased $689,000, or 6.1 percent, to $10.6 million for the quarter ended March 31, 2014 from $11.3 million for the quarter ended March 31, 2013, primarily due to a $575,000 decrease in salaries and benefits expense resulting primarily from a reduction in force which occurred during the fourth quarter of 2013.

Merger Update
On April 28, 2014, OmniAmerican Bancorp, Inc. entered into a definitive agreement to merge with Southside Bancshares, Inc., headquartered in Tyler, Texas. Upon completion of the merger, the company will operate under the Southside name and brand. The transaction is expected to be completed during the fourth quarter of 2014, subject to shareholder and regulatory approval and other customary closing conditions.
About OmniAmerican Bancorp, Inc.
OmniAmerican Bancorp, Inc. is traded on the NASDAQ Global Select Market under the symbol “OABC” and is the holding company for OmniAmerican Bank, a full-service financial institution headquartered in Fort Worth, Texas. OmniAmerican Bank operates 14 full-service branches in the Dallas/Fort Worth Metroplex and offers a full array of business/commercial services as well as consumer products and services, mortgages and retirement planning. Founded over 50 years ago, OmniAmerican Bank had $1.39 billion in assets at March 31, 2014 and is proud to provide the highest level of personal service. Additional information is available at www.OmniAmerican.com.

Cautionary Statement About Forward-Looking Information
Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of Southside Bancshares, Inc. or OmniAmerican Bancorp, Inc. may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions. Forward-looking statements are statements with respect to Southside Bancshares, Inc.’s or OmniAmerican Bancorp, Inc.’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause Southside Bancshares, Inc.’s or OmniAmerican Bancorp, Inc.’s actual results, respectively, to differ materially from the results discussed in the forward-looking statements. For example, statements about the proposed merger involving Southside and OmniAmerican, including future financial and operating results, Southside’s and OmniAmerican’s plans, objectives, expectations and intentions, the expected timing of completion of the merger and other statements are not historical facts. Among the key factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the following: (i) the ability to obtain the requisite Southside and OmniAmerican shareholder approval; (ii) the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; (iii) the risk that a condition to the closing of the merger may not be satisfied; (iv) the timing to consummate the proposed merger; (v) the risk that the businesses will not be integrated successfully; (vi) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (vii) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; (viii) the diversion of management time on merger-related issues; and (ix) liquidity risk affecting Southside’s and OmniAmerican’s abilities to meet its obligations when they come due.
Additional information concerning Southside Bancshares, Inc. and OmniAmerican Bancorp, Inc. and their respective businesses, including additional factors that could materially affect their respective financial results, is included in each of Southside Bancshares, Inc.’s and OmniAmerican Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013 under “Business “ and Item 1A. “Risk Factors,” and in Southside Bancshares, Inc.’s and OmniAmerican Bancorp, Inc.’s other filings with the Securities and Exchange Commission. Each of Southside Bancshares, Inc. and OmniAmerican Bancorp, Inc. disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
Additional Information About the Proposed Merger and Where to Find It
This document does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between Southside and OmniAmerican, Southside will file with the SEC a Registration Statement on Form S-4, which will include a joint proxy statement of Southside and OmniAmerican and will constitute a prospectus of Southside. After the registration statement is declared effective by the SEC, Southside and OmniAmerican will deliver a definitive joint proxy statement/prospectus to their respective shareholders. SOUTHSIDE AND OMNIAMERICAN URGE INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain (when available) copies of all documents filed with the SEC regarding the merger, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from: (i) Southside’s website (www.southside.com) under the tab “Investor Relations,” and then under the tab “Documents”; (ii) Southside upon written request to Corporate Secretary, P.O. Box 8444, Tyler, Texas 75711; (iii) OmniAmerican’s website (www.omniamerican.com) under the tab “Investor Relations,” and then under the tab “SEC Filings”; or (iv) OmniAmerican upon written request to Keishi High at 1320 South University Drive, Suite 900, Fort Worth, Texas 76107.
Participants in the Solicitation
Southside, OmniAmerican and their respective directors and executive officers may be considered participants in the solicitation of proxies from Southside and OmniAmerican shareholders in connection with the proposed merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Southside and OmniAmerican shareholders in connection with the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the joint proxy statement/prospectus that will be filed with the SEC. You can find information about Southside’s directors and executive officers in Southside’s definitive proxy statement filed with the SEC on March 14, 2014 for its 2014 Annual Meeting of Shareholders, as amended. You can find information about OmniAmerican’s directors and executive officers in OmniAmerican’s definitive proxy statement filed with the SEC on April 16, 2014 for its 2014 Annual Meeting of Shareholders. Additional information about Southside’s directors and executive officers and OmniAmerican’s directors and executive officers will also be set forth in the above-referenced preliminary Registration Statement on Form S-4 to be filed with the SEC. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You can obtain, when available, free copies of these documents from Southside and OmniAmerican using the contact information above.

OmniAmerican Bancorp, Inc. and Subsidiary
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands, except per share data)

	March 31,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$12,925	$15,880
Investments:
Securities available for sale at fair value	464,844	430,775
Other	17,912	19,782
Loans held for sale	1,607	1,509

Loans, net of deferred fees and discounts	801,988	831,326
Less allowance for loan losses	(6,468)	(6,445)
Loans, net	795,520	824,881
Premises and equipment, net	40,964	41,512
Bank-owned life insurance	43,972	43,606
Other real estate owned	1,035	177
Mortgage servicing rights	1,505	1,473
Deferred tax asset, net	3,252	4,066
Accrued interest receivable	3,379	3,447
Other assets	3,504	4,205
Total assets	$1,390,419	$1,391,313

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$69,162	$58,071
Interest-bearing	763,450	755,503
Total deposits	832,612	813,574

Federal Home Loan Bank advances	338,667	362,000
Other borrowings	2,000	2,000
Accrued expenses and other liabilities	6,805	6,597
Total liabilities	1,180,084	1,184,171

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $0.01 per share; 100,000,000 shares authorized; 11,551,732 shares issued and outstanding at March 31, 2014 and 11,451,596 shares issued and outstanding at December 31, 2013	116	115
Additional paid-in capital	109,798	109,250
Unallocated Employee Stock Ownership Plan (“ESOP”) shares	(7,903)	(7,999)
Retained earnings	109,260	108,304
Accumulated other comprehensive loss	(936)	(2,528)
Total stockholders’ equity	210,335	207,142
Total liabilities and stockholders’ equity	$1,390,419	$1,391,313

OmniAmerican Bancorp, Inc. and Subsidiary
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013
Interest income:
Loans, including fees	$9,202	$8,901
Securities — taxable	2,588	2,163
Securities — nontaxable	1	—
Total interest income	11,791	11,064
Interest expense:
Deposits	1,013	1,457
Borrowed funds	709	623
Total interest expense	1,722	2,080
Net interest income	10,069	8,984
Provision for loan losses	650	500
Net interest income after provision for loan losses	9,419	8,484
Noninterest income:
Service charges and other fees	2,058	2,218
Net gains on sales of securities available for sale	259	1,701
Net gains on sales of loans	183	786
Net (losses) gains on sales of premises and equipment	(1)	344
Net losses on sales of repossessed assets	(38)	(30)
Commissions	374	308
Increase in cash surrender value of bank-owned life insurance	366	316
Other income	257	219
Total noninterest income	3,458	5,862
Noninterest expense:
Salaries and benefits	6,182	6,757
Software and equipment maintenance	587	610
Depreciation of furniture, software, and equipment	317	413
FDIC insurance	180	190
Real estate owned expense (income)	35	(20)
Service fees	144	114
Communications costs	236	224
Other operations expense	751	761
Occupancy	965	980
Professional and outside services	1,042	1,038
Loan servicing	78	111
Marketing	122	150
Total noninterest expense	10,639	11,328
Income before income tax expense	2,238	3,018
Income tax expense	709	1,085
Net income	$1,529	$1,933

Earnings per share:
Basic	$0.14	$0.19
Diluted	$0.14	$0.18

OmniAmerican Bancorp, Inc. and Subsidiary
Selected Consolidated Financial Ratios and Other Data (Unaudited)
(Dollars in thousands, except per share data)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
Share Data:
Total shares outstanding at period end	11,551,732	11,451,596	11,464,131	11,452,552	11,443,704
Weighted average shares outstanding — Basic	10,480,586	10,464,009	10,447,002	10,376,689	10,358,984
Weighted average shares outstanding — Diluted	10,543,874	10,564,641	10,559,323	10,525,558	10,530,373
Income available to common shareholders (1)	$1,499	$1,624	$2,196	$674	$1,933
Basic earnings per share	$0.14	$0.16	$0.21	$0.06	$0.19
Diluted earnings per share	$0.14	$0.15	$0.21	$0.06	$0.18
Book value per share	$18.21	$18.09	$18.00	$17.67	$18.01

Performance Ratios:
Return on average assets (2)	0.44%	0.46%	0.64%	0.21%	0.61%
Return on average equity (2)	2.91%	3.12%	4.31%	1.30%	3.75%
Noninterest expense to average total assets (2)	3.05%	3.11%	3.46%	3.32%	3.59%
Efficiency ratio (3)	78.65%	79.43%	77.20%	83.55%	76.30%

Selected Balance Sheet Data:
Equity to total assets	15.13%	14.89%	14.24%	15.38%	16.14%

Capital Ratios:(4)
Total capital (to risk-weighted assets)	24.24%	23.41%	22.29%	23.88%	25.22%
Tier I capital (to risk-weighted assets)	23.46%	22.66%	21.54%	23.03%	24.32%
Tier I capital (to total assets)	14.98%	14.86%	14.13%	15.29%	15.64%

Asset Quality Ratios:
Non-performing assets to total assets	0.37%	0.39%	0.50%	1.03%	1.04%
Non-performing loans to total loans	0.41%	0.53%	0.69%	1.12%	1.13%
Allowance for loan losses to non-performing loans	196.06%	148.37%	112.70%	78.41%	82.49%
Allowance for loan losses to total loans	0.81%	0.78%	0.77%	0.88%	0.93%
Net charge-offs to average loans outstanding (2)	0.31%	0.33%	0.28%	0.49%	0.26%

_______________________
(1) Net of distributed and undistributed earnings to participating securities.
(2) Annualized.
(3) The efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.
(4) Without giving effect to the final Basel III capital rules that apply to reporting periods beginning after January 1, 2015.

OmniAmerican Bancorp, Inc. and Subsidiary
Selected Consolidated Financial Ratios and Other Data (Unaudited)
(Dollars in thousands, except per share data)

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
Average Balances:
Loans	$813,484	$852,202	$842,492	$771,460	$746,674
Securities	434,138	444,195	403,988	391,626	391,258
Other interest-earning assets	42,904	24,646	20,912	15,810	17,523
Total interest-earning assets	$1,290,526	$1,321,043	$1,267,392	$1,178,896	$1,155,455
Deposits:
Interest-bearing demand	$146,975	$142,375	$140,172	$142,766	$137,507
Savings and money market	340,067	338,961	334,025	332,483	332,490
Certificates of deposit	269,242	270,949	276,817	288,778	293,204
FHLB advances and other borrowings	356,432	394,322	352,634	254,437	233,331
Total interest-bearing liabilities	$1,112,716	$1,146,607	$1,103,648	$1,018,464	$996,532

Yields/Rates (1):
Loans (2)	4.52%	4.58%	5.27%	4.80%	4.77%
Securities	2.35%	2.34%	2.29%	2.14%	2.19%
Other interest-earning assets	0.32%	0.39%	0.36%	0.43%	0.50%
Total interest-earning assets (2)	3.65%	3.75%	4.24%	3.86%	3.83%
Deposits:
Interest-bearing demand	0.07%	0.06%	0.06%	0.07%	0.09%
Savings and money market	0.17%	0.17%	0.17%	0.17%	0.18%
Certificates of deposit	1.26%	1.29%	1.47%	1.69%	1.74%
FHLB advances and other borrowings	0.80%	0.75%	0.73%	0.89%	1.07%
Total interest-bearing liabilities	0.62%	0.62%	0.66%	0.77%	0.83%

Other Data:
Interest rate spread (2) (3)	3.03%	3.13%	3.58%	3.09%	3.00%
Net interest margin (2) (4)	3.12%	3.21%	3.66%	3.20%	3.11%

_______________________
(1) Annualized.
(2) Yields on loans and total interest-earning assets, the interest rate spread and the net interest margin include the effects of $1.3 million of non-accrual interest income recorded during the quarter ended September 30, 2013. The yields on loans and total interest-earning assets would have been 4.68% and 3.84%, respectively, excluding this non-accrual interest income. In addition, the interest rate spread would have been 3.18% and the net interest margin would have been 3.27%.

(3) The interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities for the period.
(4) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.